                                                                 Exhibit 10(a)


  Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 8 to the 1933 Act Registration Statement (Form N-4 No. 333-171097) and Amendment No. 222 to the 1940 Act Registration Statement (Form N-4 No. 811-08441) pertaining to Lincoln Life & Annuity Variable Annuity Account H, and to the use therein of our reports dated (a) April 2, 2013, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) April 5, 2013, with respect to the financial statements of Lincoln Life & Annuity Variable Annuity Account H.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 9, 2013